UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025 (August 31, 2025)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PPBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 23, 2025 (the “Merger Agreement”), by and among Columbia Banking System, Inc., a Washington corporation (“Columbia”), Pacific Premier Bancorp, Inc., a Delaware corporation (“Pacific Premier”), and Balboa Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Columbia (“Merger Sub”).

Effective on August 31, 2025 (the “Closing Date”), Columbia completed its previously announced all-stock acquisition of Pacific Premier (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Pacific Premier (the “Merger”) at the effective time of the Merger (the “Effective Time”), with Pacific Premier surviving the Merger (the “Surviving Corporation”). Immediately following the Merger, Columbia caused the Surviving Corporation to be merged with and into Columbia (the “Second Step Merger” and, together with the Merger, the “Mergers”), with Columbia surviving the Second Step Merger. Promptly following the Second Step Merger, Pacific Premier Bank, National Association, a national banking association and wholly owned subsidiary of Pacific Premier, merged with and into Columbia Bank (“Columbia Bank”), an Oregon state-chartered commercial bank and wholly owned subsidiary of Columbia (the “Bank Merger”), with Columbia Bank surviving the Bank Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01, of Pacific Premier (“Pacific Premier Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Columbia, Pacific Premier or any of their respective wholly owned subsidiaries, was converted into the right to receive 0.9150 of a share (the “Exchange Ratio”) of common stock, no par value, of Columbia (“Columbia Common Stock”), with cash (without interest) paid in lieu of fractional shares (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of Pacific Premier Common Stock subject to vesting, repurchase or lapse restrictions granted or assumed under a Pacific Premier stock plan (a “Pacific Premier RSA”) that was outstanding and unvested immediately prior to the Effective Time was (i) if granted to a non-employee member of the Pacific Premier board of directors, converted into the right to receive the Merger Consideration in respect of each share of Pacific Premier Common Stock subject to such Pacific Premier RSA immediately prior to the Effective Time, and (ii) if not granted to an individual in clause (i), assumed and converted into a restricted stock award in respect of shares of Columbia Common Stock (a “Columbia RSA”) based on the Exchange Ratio and continues to be subject to the same terms and conditions as were applicable to the applicable Pacific Premier RSA immediately prior to the Effective Time. At the Effective Time, each outstanding performance-based restricted stock unit award in respect of shares of Pacific Premier Common Stock granted under a Pacific Premier stock plan (a “Pacific Premier Performance Award”) was assumed and converted into a restricted stock unit award in respect of Columbia Common Stock (a “Columbia RSU Award”), with the number of shares of Columbia Common Stock subject to each such Columbia RSU Award equal to the product of (i) the number of shares of Pacific Premier Common Stock subject to such Pacific Premier Performance Award immediately prior to the Effective Time based on target performance multiplied by (ii) the Exchange Ratio. Except as specifically provided in the Merger Agreement, each such Columbia RSU Award continues to be subject to the same terms and conditions as were applicable to the applicable Pacific Premier Performance Award immediately prior to the Effective Time. At the Effective Time, each outstanding and unexercised option to purchase shares of Pacific Premier Common Stock granted under a Pacific Premier stock plan (a “Pacific Premier Option Award”), whether vested or unvested, was cancelled and the holder of such Pacific Premier Option Award became entitled to receive an amount in cash equal to the product of (i) the number of shares of Pacific Premier Common Stock subject to such Pacific Premier Option Award immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the cashout price (as defined below) of such Pacific Premier Option Award over the exercise price per share of the Pacific Premier Common Stock subject to such Pacific Premier Option Award immediately prior to the Effective Time. “Cashout price” means an amount in cash equal to the product of (A) the Exchange Ratio, multiplied by (B) the average of the per share closing price of Columbia Common Stock for the consecutive period of five full trading days ending on the day that was five days preceding the Closing Date. Any Pacific Premier Option Award which had an exercise price per share of Pacific Premier Common Stock that was greater than or equal to the cashout price was cancelled at the Effective Time for no consideration or payment.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

As a result of the consummation of the Merger, the outstanding shares of Pacific Premier Common Stock were converted into the right to receive approximately 88,869,848 shares of Columbia Common Stock. The issuance of shares of Columbia Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-287607) filed by Columbia with the Securities and Exchange Commission (the “SEC”) on May 28, 2025, as amended, and declared effective on June 16, 2025.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Pacific Premier notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had closed and requested that Nasdaq (i) suspend trading of Pacific Premier Common Stock prior to the opening of trading on September 2, 2025 (ii) withdraw Pacific Premier Common Stock from listing on Nasdaq prior to the opening of trading on September 2, 2025, and (iii) file with the SEC a notification on Form 25 of delisting of Pacific Premier Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Pacific Premier Common Stock is no longer listed on Nasdaq.

Additionally, Columbia, as successor to Pacific Premier, intends to file with the SEC as promptly as possible a certification on Form 15 requesting the termination of registration of Pacific Premier Common Stock under Section 12(g) of the Exchange Act and the suspension of Pacific Premier’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

At the Effective Time, each holder of Pacific Premier Common Stock as of immediately prior to the Effective Time ceased to have any rights with respect thereto, except the right to receive the Merger Consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, Merger Sub merged with and into Pacific Premier, with Pacific Premier surviving the Merger. Immediately following the Merger, and as part of a single, integrated transaction, the Surviving Corporation merged with and into Columbia, with Columbia surviving the Second Step Merger.

The information set forth in the Introductory Note, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, in accordance with the terms of the Merger Agreement, each of Pacific Premier’s directors and executive officers ceased serving in such capacities. In addition, the following three (3) directors of Pacific Premier as of immediately prior to the Effective Time were appointed to serve as directors of Columbia, in each case effective as of the Effective Time and in accordance with the Merger Agreement: Steven R. Gardner, M. Christian Mitchell and Jaynie Miller Studenmund.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Second Amended and Restated Certificate of Incorporation, as amended, of Pacific Premier and the Amended and Restated Bylaws of Pacific Premier ceased to be in effect by operation of law and the Certificate of Incorporation of Merger Sub, as then in effect, became the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Merger Sub, as then in effect, became the Bylaws of the Surviving Corporation. At the effective time of the Second Step Merger (the “Second Effective Time”), the Certificate of Incorporation of the Surviving Corporation and the Bylaws of the Surviving Corporation ceased to be in effect by operation of law and the Restated Articles of Incorporation of Columbia and the Amended and Restated Bylaws of Columbia, as in effect immediately prior to the Second Effective Time, remained the Restated Articles of Incorporation and Amended and Restated Bylaws of Columbia (as successor to the Surviving Corporation by operation of law). Copies of the Restated Articles of Incorporation and Amended and Restated Bylaws of Columbia are filed as Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The information set forth in the Introductory Note of this Current Report on Form 8-K is also incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, Pacific Premier and Columbia jointly issued a press release announcing the completion of Columbia’s all-stock acquisition of Pacific Premier. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1

Agreement and Plan of Merger, dated April 23, 2025, by and among Columbia Banking System, Inc., Pacific Premier Bancorp, Inc., and Balboa Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Pacific Premier Bancorp Inc.’s Form 8-K filed with the SEC on April 25, 2025)

3.1

Restated Articles of Incorporation of Columbia (incorporated by reference to Exhibit 3.1 of Columbia Banking System, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 9, 2023)

3.2

Amended and Restated Bylaws of Columbia (incorporated by reference to Exhibit 3.2 of Columbia Banking System, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed August 6, 2025)

99.1	Joint Press Release of Columbia Banking System, Inc. and Pacific Premier Bancorp, Inc., dated September 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.
(as successor by merger to Pacific Premier Bancorp, Inc.)

Dated: September 2, 2025	By:	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi
EVP, General Counsel and Corporate Secretary

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